Exhibit 10.2

AMENDED AND RESTATED PANAMERICAN BANCORP

Directors Stock Option Plan

1.

Purpose. The purpose of the PanAmerican Bancorp Directors Stock Option Plan (the “Plan”) is to further the interests of PanAmerican Bancorp corporation, a Delaware Company (the “Company”), by providing incentives in the form of grants of nonqualified stock options to non-employee directors of the Company. The grants will give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company’s continued success and progress. This program will also assist the Company in attracting and retaining non-employee directors.

2.

Definitions. The following definitions shall apply to this Plan:

(a)

“Affiliate” means an entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the entity specified.

(b)

“Authorized Shares” means the total number of shares which the charter or   articles of incorporation of the Company permits the Company to issue.

(c)

“Board” means the board of directors of the Company.

(d)

“Change in Control” means any of the following events:

(i)

any person (as such term is used in Section B(d) of the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a subsidiary of the Company or any employee benefit plan (or any related trust) of the Company or a subsidiary, becomes the beneficial owner of 30% or more of the Company’s outstanding voting shares or of securities of the Company that are entitled to vote generally in the election of directors of the Company (“Voting Securities”) representing 30% or more of the combined voting power of all Voting Securities of the Company;

(ii)

individuals who, as of the Effective Date of the Plan, constitute the Board (“Incumbent Board”) cease for any reason to constitute a majority of the members of the Board; provided that any individual who becomes a director after the Effective Date whose election or nomination for election by the Company’s shareholders was approved by a majority of the members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened

“election contest” relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act), “tender offer” (as such term is used in Section 14(d) of the Exchange Act) or a proposed Merger (as defined below)) shall be deemed to be members of the Incumbent Board; or

(iii)

approval by the shareholders of the Company of either of the following:

A.

a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding Common Stock and or the Voting Securities immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the Voting Securities resulting from such Merger in substantially the same proportions as immediately before such Merger; or

B.

a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company.

(e)

“Code” means the Internal Revenue Code of 1986, as amended.

(f)

“Committee” means the Compensation Committee as constituted by the Board from time to time. If the Compensation Committee ceases to exist for whatever reason, “Committee” means the Board.

(g)

“Common Stock” means the Company’s Class A Common Stock, par value $0.01 per share of the Company.

(h)

“Company” means PanAmerican Bancorp.

(i)

“Date of Grant” means the date or time when the Company completes the corporate action constituting the grant of an Option.

(j)

“Effective Date” means the date as determined in Section 15 herein.

(k)

“Eligible Person” means any individual who serves or has in the past served the Company as a non-employee director.

(l)

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(m)

“Fair Market Value” means the fair market value of the Common Stock.

If the Common Stock is publicly traded on the date as of which fair market value is being determined, the fair market value is the mean between the high and low sales prices of the Common Stock as reported by The NASDAQ Stock Market on that date or, if the Common Stock is listed on a stock exchange, the mean between the high and low sales prices of the stock on that date, as reported by that stock exchange. If trading in the stock or a price quotation does not occur on the date as of which fair market value is being determined, the next preceding date on which the stock was traded or a price was quoted will determine the fair market value. If the Common Stock is not publicly traded on the date as of which fair market value is being determined, the Board shall determine in good faith the fair market value of the Shares, at least one time each calendar year, using such factors as the Board considers relevant, such as the price at which recent sales have been made, the book value of the Common Stock, and the Company’s current and projected earnings.

(n)

“Initial Public Offering” means the closing of an underwritten public  offering by the Company pursuant to a registration statement filed and declared effective under the Exchange Act covering the sale and offer of the Common Stock.

(o)

“Option” means an option granted pursuant to the Plan that entitles the Recipient to purchase stock of the Company.

(p)

“Option Agreement” means a written agreement entered into between the Company and a Recipient which sets out the terms and restrictions of an Option granted to the Recipient.

(q)

“Option Shareholder” shall mean a Recipient who has acquired shares upon exercise of an Option.

(r)

“Option Shares” means Shares that a Recipient receives upon exercise of an Option.

(s)

“Plan” means the PanAmerican Bancorp Corporation Directors Stock Option Plan as amended from time to time.

(t)

“Recipient” means an Eligible Person who is granted an Option.

(u)

“Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

(v)

“Subsidiary” means any Company that is a “subsidiary Company” with respect to the Company under Section 424(f) of the Code. In the event the Company becomes a subsidiary of another company, the provisions of the Plan applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to any company that is a “parent Company” with respect to the Company under Section 424(e) of the Code.

3.

Administration. This Plan will be administered by the Committee. The Committee has the exclusive power to select the Recipients of Options pursuant to this Plan, to establish the terms of the Options granted to each Recipient, and to make all other determinations necessary or advisable under the Plan, provided that all Option grants shall be approved by the Board. The Committee has the sole and absolute discretion to determine whether the performance of an Eligible Person warrants an Option under this Plan, and to determine the size of the Option. The Committee has full and exclusive power to construe and interpret this Plan, to prescribe, amend, and rescind rules and regulations relating to this Plan, and to take all actions necessary or advisable for the Plan’s administration. The Committee, in the exercise of its powers, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In exercising this power, the Committee may retain counsel at the expense of the Company. The Committee shall also have the power to determine the duration and purposes of leaves of absence which may be granted to a Recipient without constituting a termination of the Recipient’s affiliation with the Company for purposes of the Plan. Any determinations made by the Committee will be final and binding on all persons. A member of the Committee will not be liable for performing any act or making any determination in good faith.

4.

Shares Subject to Plan. Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares that may be subject to Options under the Plan shall be one million (1,000,000) shares. If an Option should expire or become unexercisable for any reason without having been exercised, the unpurchased Shares that were subject to such Option shall, unless the Plan has then terminated, be available for other Options under the Plan.

5.

Eligibility. Any Eligible Person that the Committee in its sole discretion designates is eligible to receive an Option under this Plan. The grant of an Option to a Recipient in any year does not require the grant of an Option to such Recipient in any other year. Furthermore, the Company may grant different Options to different Recipients and has full discretion to choose whether to grant Options to any Eligible Person. The Committee may consider such factors as it deems pertinent in selecting Recipients and in determining the sizes of their Options, including, without limitation: (i) the financial condition of the Company; and (ii) the expected profits for the current or future years. Recipients may include persons to whom stock options previously were granted under this or another plan of the Company, whether or not the previously granted stock options have been fully exercised or vested. A Recipient’s right, if any, to continue to serve the Company and its Affiliates as a director will not be enlarged or otherwise affected by his designation as a Recipient under this Plan, and such designation will not in any way restrict the right of the Company or any Affiliate, as the case may be, to remove at any time the Recipient from the Board, as provided in the Company’s bylaws.

6.

Options. Each Option granted to a Recipient under the Plan shall contain such provisions as the Committee at the Date of Grant shall deem appropriate. Each Option granted to a Recipient will satisfy the following requirements:

(a)

Written Agreement. Each Option granted to a Recipient will be evidenced by an Option Agreement. The terms of the Option Agreement need not be identical for different Recipients. The Option Agreement shall include a description of the substance of each of the requirements in this Section 6 with respect to that particular Option.

(b)

Number of Shares. Each Option Agreement shall specify the number of Shares that may be purchased by exercise of the Option.

(c)

Exercise Price. The exercise price of each Share subject to an Option shall equal the exercise price designated by the Committee on the Date of Grant.

(d)

Duration of Option. An Option shall expire on the tenth anniversary of its Date of Grant or at such earlier or later date as is set by the Committee in establishing the terms of the Option at grant. If a Recipient’s term as a director with the Company terminates before the expiration date of an Option granted to the Recipient, the Option shall expire on the date stated in the Option Agreement. If no date is provided in the Option Agreement, the Option shall expire on the earliest of the dates described in subsections (f), (g), and (h) of this Section.

(e)

Vesting of Option. Each Option Agreement shall specify the vesting schedule applicable to the Option. The Committee, in its sole and absolute discretion, may accelerate the vesting of any Option at any time. In addition, in the event that a Change in Control occurs, all of the shares of Stock subject to the Option shall become immediately exercisable.

(f)

Death. In the case of the death of a Recipient, an Option granted to the Recipient shall expire on the date that is eighteen (18) months after the Recipient’s death, or if earlier, the Option’s expiration date, unless the Committee sets an earlier or later expiration date in establishing the terms of the Option at grant or a later expiration date subsequent to the Date of Grant but prior to the end of such eighteen-month period. During the period beginning on the date of the Recipient’s death and ending on the date the Option expires, the Option may be exercised to the extent it could have been exercised at the time the Recipient died, subject to any adjustment under Section 10 herein.

(g)

Disability. In the case of the total and permanent disability of a Recipient and a resulting termination of directorship with the Company, an Option granted to the Recipient shall expire eighteen (18) months after the Recipient’s last day as a director, or, if earlier, the Option’s expiration date, unless the Committee sets an earlier or later expiration date in establishing the terms of the Option at grant or a later expiration date subsequent to the Date of Grant but prior to the end of such eighteen-month period. During the period beginning on the date of the Recipient’s termination as a director by reason of disability and ending on the date the Option expires, the Option may be exercised as to the number of Shares for which it could have been exercised at the time the Recipient became disabled, subject to any adjustments under Section 10 herein.

(h)

Termination of Service. If a Recipient ceases to serve as a director of the Company for any reason other than death or disability (as described above), an Option granted to the Recipient shall lapse ninety (90) days following the last day that the Recipient is a director. Notwithstanding any provisions set forth herein, if the Recipient shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any parent or Subsidiary, (ii) breach any covenant not to compete or agreement with the Company or any parent or Subsidiary, or (iii) engage in conduct that could have a material adverse effect on the Company, any unexercised part of the Option shall lapse immediately upon the earlier of the occurrence of such event or the last day the Recipient is a director of the Company.

(i)

Conditions Required for Exercise. Options granted to Recipients under the Plan shall be exercisable only to the extent they are vested according to the terms of the Option Agreement. Each Agreement shall specify any additional conditions required for the exercise of the Option.

(j)

Method of Exercise. An Option may be exercised by delivering written notice of exercise to the Company, at its principal office, addressed to the attention of the President of the Company, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised. Payment of the Exercise Price for the shares of Stock purchased pursuant to the exercise of the Option shall be made either (i) in cash or in immediately available or next day funds; (ii) through the tender to the Company of shares of Stock which are already owned by the Recipient and which shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; (iii) to the extent permitted by applicable law and not prohibited by any agreement to which the Company is a party, by the delivery of cash in an amount equal to the par value of the shares of Stock for which the Option is being exercised and the execution and delivery of a non-recourse, partial recourse or full recourse promissory note of the Recipient to the Company in the principal amount equal to the balance of such exercise price and having an interest rate and other terms acceptable to the Company; (iv) to the extent permitted by applicable law and to the extent a public market for the Stock exists, as determined by the Company, by delivery of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price; or (v) by a combination of the methods described in (i), (ii), (iii) and (iv). If the person exercising the Option is not the Recipient, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option. An attempt to exercise the Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after exercise of the Option as provided for above, the Company shall deliver to the person exercising the Option a certificate or certificates for the shares of Stock being purchased.

(k)

Designation of Beneficiary. Each Recipient shall designate, on a form provided by the Committee, a beneficiary to receive Options awarded hereunder in the event of his death prior to full exercise of such Options; provided, that if no such beneficiary is designated or if the beneficiary so designated does not survive the Recipient, the estate of such Recipient shall be deemed to be his beneficiary. Such Recipients may, by written notice to the Committee, change the beneficiary designated in any outstanding Option Agreements.

(l)

Nontransferability of Option. No Option is assignable or transferable by the Recipient to whom it is granted other than by will or under the laws of descent and distribution, except pursuant to this paragraph. The Recipient may transfer, not for value, all or part of the Option to any Family Member. For the purpose of this paragraph, a “not for value” transfer is a transfer which is (i) a gift or (ii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Recipient) in exchange for an interest in that entity. Following a transfer under this paragraph, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Recipient. Subsequent transfers of transferred Options are prohibited except to Family Members of the Recipient in accordance with this paragraph or by will or the laws of descent and distribution. The limitations on exercise in Section 6(e) above shall continue to be applied with respect to the Recipient, such that the Option shall be exercisable by the transferee only to the extent, and for the periods specified in this Agreement, and the shares may be subject to repurchase by the Corporation or its assignee.

“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law or sister-in-law, including adoptive relationships of the Recipient, any person sharing the Recipient’s household (other than a tenant or employee), a trust in which anyone or more of these persons (or the Recipient) have more than fifty percent of the beneficial interest, a foundation in which anyone or more of these persons (or the Recipient) control the management of assets, and any other entity in which one or more of these persons (or the Recipient) own more than fifty percent of the voting interests.

7.

Transferability and Sale of Shares.

(a)

Nontransferability. The Recipient shall not sell, pledge, assign, gift, transfer, or otherwise dispose of any shares of Stock purchased pursuant to an Option to anyone without first offering them to the Company for purchase on the same terms and conditions as those offered the proposed transferee. If the Recipient wishes to make such a transfer, the Recipient shall first notify the Company, in writing, of the identity of the transferee and the terms and conditions of such transfer. The Company shall have the irrevocable and exclusive first option, but not the obligation, to purchase all or a portion of such Stock, provided that the Company provides notice of its election to purchase such Stock within thirty (30) days after receiving such notice of the proposed transfer. The purchase price to be paid by the Company for such Stock offered to the Company shall be the Fair Market Value of the Stock on the date of the Recipient’s notice. In the event that the Company determines that it cannot or will not exercise its rights under this Section 7(a), in whole or in part, the Company may assign its rights, in whole or in part, to (i) any stockholder of the Company (a “Stockholder”), (ii) any employee benefit plan (within the meaning of § 3(3) of the Employee Retirement Income Security Act of 1974, as amended) maintained by the Company for the benefit of employees of the Company (a “Plan”), or (iii) any company or other trade or business that is controlled by or under common control with the Company (determined in accordance with the principles of Section 414(b) and (c) of the Code and the regulations thereunder) (an “Affiliate”). The Company shall give reasonable written notice to the Recipient or other registered owner of the shares of Stock of any assignment of its rights. If the Company (or a permitted assignee) fails to exercise such right of first refusal during this 30-day period, the Recipient may complete the proposed transfer at any time within the next forty-five (45) days. If the Recipient fails to complete such transfer within the forty-five (45) day period, the restrictions of this Subsection 7(a) shall apply again, so that the Recipient must offer the Stock to the Company in accordance with this Subsection 7(a) before any transfer occurs. The restrictions of this Subsection 7(a) shall also apply to any person to whom Stock that was originally acquired pursuant to the exercise of an Option is sold, pledged, assigned, bequeathed, gifted, or otherwise transferred. Any transfer which does not comply with this Subsection 7(a) shall be null and void. Notwithstanding the foregoing, the restrictions of this Subsection 7(a) shall not apply to a transfer of shares of Stock that occurs as a result of the death of the Recipient or of any subsequent transferee (but shall apply to any transfer proposed by the executor, administrator or personal representative, the estate, and the legatees, beneficiaries and heirs thereof).

(b)

Repurchase Rights. Upon termination of the Recipient’s service as a director of  the Company, for any reason, the Company shall have the right, exercisable by written notice to the registered owner of such shares of Stock, for a period of twelve months following such termination, to repurchase any or all of the shares of Stock acquired by the Recipient by reason of the exercise of an Option at a price equal to the Fair Market Value of such shares on the date notice is given to the Recipient of exercise of this right. Upon the exercise of the Option, in whole or in part, at a time when the Recipient no longer serves as a director of the Company, the Company shall have the right, for a period of twelve months following such exercise, to repurchase any or all of the shares of Stock acquired upon such exercise at a price equal to the Fair Market Value of such shares on the date notice is given to the Recipient of exercise of this right. The Company may assign its rights hereunder, in whole or in part, to a Stockholder, a Plan, or an Affiliate. The Company shall give reasonable written notice to the Recipient (or other registered owner of the shares of Stock) of any assignment of its rights. The Company does not intend to exercise its repurchase rights during the first six months after exercise of an Option to the extent that it would result in adverse financial accounting effects on the Company.

(c)

Publicly Traded Stock. If the Stock is listed on an established national or regional stock exchange or is admitted to quotation on The Nasdaq Stock Market, Inc., or is publicly traded in an established securities market, the foregoing restrictions of this Section 7 shall terminate as of the first date that the Stock is so listed, quoted, or publicly traded.

(d)

Installment Payments. In the case of any purchase of shares of Stock under this Section 7, at the option of the Company or its permitted assignee or delegee, the Company or its permitted assignee or delegee may pay the Recipient or other registered owner of the shares of Stock the purchase price in three or fewer annual installments. Interest shall be credited on the installments at the applicable federal rate (as determined for purposes of Section 1274 of the Code) in effect on the date on which the purchase is made. The Company or its permitted assignee or delegee shall pay at least one-third of the total purchase price each year, plus interest on the unpaid balance, with the first payment being made on or before the 60th day after the purchase.

(e)

Legend. In order to enforce the restrictions imposed upon shares of Stock under this Agreement, the Board may cause a legend or legends to be placed on any certificate representing shares issued pursuant to this Agreement that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under it.

8.

Taxes; Compliance with Law; Approval of Regulatory Bodies; Legends. The Company shall have the right to withhold from payments otherwise due and owing to the Recipient (or his beneficiary) or to require the Recipient (or his beneficiary) to remit to the Company in cash upon demand an amount sufficient to satisfy any federal (including FICA and FUTA amounts), state, and/or local withholding tax requirements (if any) at the time the Recipient (or his beneficiary) recognizes income for federal, state, and/or local tax purposes with respect to any Option under this Plan.

Options can be granted, and Shares can be delivered under this Plan, only in compliance with all applicable federal and state laws and regulations and the rules of all stock exchanges on which the Company’s stock is listed at any time. An Option is exercisable only if either (a) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (b) an exemption from the registration requirements of applicable securities laws is available. This Plan does not require the Company, however, to file such a registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section. No Option may be exercised, and Shares may not be issued under this Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Committee deems advisable.

Each person who acquires the right to exercise an Option or to ownership of Shares by bequest or inheritance may be required by the Committee to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option. In addition, the Committee may require such consents and releases of taxing authorities as the Committee deems advisable.

9.

Effects of Changes in Capitalization or Change in Control.

(a)

Changes in Stock. If the outstanding shares of Stock are increased or decreased or changed   into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock dividend, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the date an Option is granted, a proportionate and appropriate adjustment shall be made by the Company in the number and kind of shares subject to the Option, so that the proportionate interest of the Recipient immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in the Option shall not change the total Exercise Price with respect to shares subject to the unexercised portion of the Option but shall include a corresponding proportionate adjustment in the Exercise Price per share. A corresponding adjustment changing the maximum aggregate number of Shares that may be subject to Options under the Plan shall likewise be made.  In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to the Option and/or (ii) the exercise price of the Option to reflect such distribution.

(b)

Reorganization in Which the Company Is the Surviving Company. Subject to Subsection (c) of this Section, if the Company shall be the surviving Company in any reorganization, merger, or consolidation of the Company with one or more other companies or other entities, each Option shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Exercise Price per share so that the aggregate Exercise Price thereafter shall be the same as the aggregate Exercise Price of the shares remaining subject to the Option immediately before such reorganization, merger, or consolidation.

(c)

Change in Control.  In the event that a Change in Control occurs, the Board may (i) make provisions in connection with such transaction for the continuation of each Option, (ii) reach an agreement with the acquiring or surviving entity that the acquiring or surviving entity will assume the obligation of the Company under each Option, (iii) reach an agreement with the acquiring or surviving entity that the acquiring or surviving entity will convert each Option into an option of at least equal value, determined as of the date of the transaction, to purchase stock of the acquiring or surviving entity, (iv) terminate all Options outstanding under the Plan effective upon the date of the applicable transaction and either make, within 60 days after the date of the applicable transaction, a cash payment to each Recipient equal to the difference between the exercise price of the Recipient’s Option and the Fair Market Value, as of the date of the applicable transaction, of the Shares subject to the Option, or give each Recipient the right to exercise, in whole or in part, the vested portion of the Option for thirty (30) days immediately before the occurrence of such termination, or (v) accelerate the expiration of each Option to a date not earlier than the fifteenth “day after the date of the applicable transaction; provided, however, that the Board determines that any such modification does not have a substantial adverse economic impact on the Recipient, as determined at the time of such transaction.

(d)

Adjustments. Adjustments required by this Section relating to the Stock shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares of Stock shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

10.

Liability of the Company. The Company, its parent and any Subsidiary that is in existence or hereafter comes into existence shall not be liable to any person for any tax consequences incurred by a Recipient or other person with respect to an Option.

11.

Amendment and Termination of Plan. The Board may alter, amend, or terminate this Plan from time to time without approval of the shareholders of the Company. The Board may, however, condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Company, the Plan, Recipients or Eligible Persons are subject. Any amendment, whether with or without the approval of shareholders of the Company, that alters the terms or provisions of an Option granted before the amendment (unless the alteration is expressly permitted under this Plan) will be effective only with the consent of the Recipient to whom the Option was granted or the holder currently entitled to exercise it. Nothing under this Plan shall limit the right of the Company to create another plan providing Options, Incentive Stock Options or Controlled Stock grants.

12.

Expenses of Plan. The Company shall bear the expenses of administering the Plan.

13.

Duration of Plan. Options may be granted under this Plan only during the 10 years immediately following the original effective date of this Plan.

14.

Applicable Law. The validity, interpretation, and enforcement of this Plan are governed in all respects by the laws of Florida and the United States of America.

15.

Effective Date. The effective date of this Plan shall be the earlier of (i) the date on which the Board adopts the Plan or (ii) the date on which the Shareholders approve the Plan.

The Amended and Restated Directors Plan was adopted by the Board of Directors on April 30, 2004.